UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 7, 2010
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 12, 2010, Baxter International Inc. (the “Company”) announced the resignation of Joy A. Amundson from her position as Corporate Vice President and President, BioScience. The Company also announced the resignation of Peter J. Arduini from his position as Corporate Vice President and President, Medication Delivery, his employment to end effective as of October 29, 2010. Mr. Arduini will be paid a lump sum cash payment in the amount of $250,000 to reflect transition services and to recognize his performance and contributions in 2010.

Item 8.01.	Other Events.
     On October 12, 2010, the Company announced that it has combined the Company’s Medication Delivery and Renal businesses into one global business unit, Medical Products. Robert M. Davis, currently the Company’s Corporate Vice President and President, Renal, has been appointed to serve as Corporate Vice President and President, Medical Products, and Ludwig N. Hantson, currently the Company’s Corporate Vice President and President, International, has been appointed to serve as Corporate Vice President and President, BioScience.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ Stephanie A. Shinn
Stephanie A. Shinn
Corporate Vice President and Corporate Secretary

Date: October 12, 2010